NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the "Agreement") is made effective as of [DATE], between TECHNOCONCEPTS INC. (the "Company"), and the investors listed on the Schedule of Investors attached as Exhibit A hereto (the "Investors").

1. The Notes

1.1 Authorization

The Company has authorized the sale and issuance of Series A Secured Subordinated Promissory Notes, substantially in the form attached hereto as Exhibit B (each a "Note" and, collectively, the "Notes"), in the principal amount of up to $10,000,000.00.

1.2 Purchase and Sale of Notes

Subject to the terms and conditions of this Agreement, each of the Investors, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to each of the Investors, severally and not jointly, at the Closing, the Notes in the principal amount specified opposite his name on Exhibit A hereto for a purchase price equal to the principal amount of the Note to be purchased by such Investor.

1.3 Closing

The purchase and sale of the Notes being purchased by the Investors shall take place at the offices of the Company by delivery to each of the Investors from the Company a Note in the principal amount set forth opposite his name on Exhibit A against delivery to the Company by the Investor of a certified or cashier's check or wire transfer payable to the Company in the full amount of the principal amount of such Note. Upon delivery of all of the Notes, the Closing shall occur at the offices of the Company, or such other location as the Company and the Investors who propose to purchase a majority in interest of the Notes shall mutually agree. The Company shall not be required to wait for the Closing but shall instead settle individual Note transactions for each Investor as mutual deliveries for each transaction are completed.

1.4 Interest Rate

The outstanding principal balance of each of the Notes shall bear interest from the date of the Closing until payment in full is made at a rate per annum equal eight (8%) percent, but shall not exceed the maximum rate of interest allowed by applicable law. The Company shall pay all accrued interest on the outstanding principal balance of the Notes on the date that the principal amount of the Notes shall become due as provided in Section 1.5 of this Agreement.

1.5 Term and Extensions

All outstanding principal and interest shall be due and payable on the date that is the earlier of: (i) one (1) year after the date of the settlement of the individual Note transaction (the “Maturity Date”) or (ii) sale of the Company or sale of substantially all of the Company’s assets.

1.6 Prepayment

The Company may at its sole option, at any time, prepay the Notes, in full or in part. Each prepayment shall be accompanied by the payment of interest on the amount prepaid. Any prepayment shall be made to each holder of the Notes on a pro-rata basis as nearly as practicable to the proportion of the principal amount of the outstanding Notes held by such holder.

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1.7 Subordination and Security Interest and Financing Statements

(a) The indebtedness evidenced by the Notes (and the security interest in the Collateral granted to the Investors as described below) shall be subordinate, to the extent more fully set forth in Section 12 of the Notes, to the principal of (and premium, if any) and unpaid interest on, (i) the Company’s 7% Secured Convertible Debentures issued on or about November 18, 2004, (ii) any indebtedness, currently outstanding, of the Company or with respect to which the Company is a guarantor, (iii) any indebtedness, hereafter created, to banks or insurance companies regularly engaged in the business of lending money, which is for money borrowed by the Company or a subsidiary of the Company, whether or not secured, which does not exceed $5,000,000 and (iv) any deferrals, renewals or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness (collectively, the "Senior Indebtedness").

(b) The term "Collateral" as used in this Agreement means and includes all assets of the Company, now or hereafter acquired by the Company, and the proceeds thereof including but not limited to proceeds of insurance covering the Collateral and any and all accounts receivable, inventory, equipment, money, goods, chattel paper, deposit accounts or other tangible and intangible property of the Company, together with the products and proceeds thereof. The Company hereby grants to each of the Investors, on a pari passu basis amongst the Investors, a security interest in the Collateral to secure the payment of the Notes and the performance by the Company of each and all of its obligations under this Agreement and the Notes; provided, however, that such security interest shall be subordinated, to the extent provided herein, to any security interest in the Collateral that may be granted with respect to the Senior Indebtedness. Notwithstanding anything to the contrary contained herein or in any agreement, whether written or oral, prior hereto, the security interest of each Investor in the Collateral shall be an undivided interest in the Collateral and the relative extent of each Investor's security interest in the Collateral at any time in proportion to that of other Investors shall be determined by dividing the principal amount (with accrued interest) of such Investors' Note by the aggregate principal amount (with accrued interest) of all Investors' outstanding Notes. Upon any Event of Default (as defined in Section 4 of the Note), each holder of such Notes, or such holder's agent, shall have and may exercise any and all remedies of a secured party under the New York Uniform Commercial Code, and any other remedies available at law or equity, with respect to the Collateral.

(c) The Company hereby represents, warrants and covenants to the Investors as follows:

(i) Except for the Senior Indebtedness and as disclosed in Exhibit D hereto, all of the Collateral is owned by the Company free from any liens, encumbrances or security interests which rank on a parity with or prior to the security interest granted in this Section and the Company, until such time as the Notes have been paid in full, will keep the Collateral free and clear of any additional liens, encumbrances or security interests. The Company shall not file a voluntary petition for bankruptcy under any chapter of the United States Bankruptcy Code within 365 days of the date hereof.

(ii) The Company will properly maintain and care for the Collateral and will not waste or destroy the Collateral or any part thereof. The Company will maintain such insurance covering the Collateral as is customary for businesses similar to the business of the Company’s and, at the request of the Investors, deliver such policies of insurance to the Investors and, subject to any rights of the holders of the Senior Indebtedness, name the Investors as loss payees of such insurance.

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(iii) The Company has not and, except for any security interest granted to the Investors and to the holders of any Senior Indebtedness, will not execute as debtor thereunder any security agreement or financing statement covering any of the Collateral. Notwithstanding the foregoing, the Company may execute a security agreement or financing statement covering the Collateral in any subsequent debt or equity financing; provided that such security interest granted is entirely subordinated to the Investor’s security interest created herein; but provided further that the Company may grant a pro tanto security interest that is not so subordinated in an amount equal to the portion of the Notes that, at the time, is or has been repaid.

(iv) The Company will not sell, contract for the sale of or otherwise dispose of any of the Collateral except in the ordinary course of business.

(v) The Company will promptly notify each Investor in writing of any event which affects the value of a material portion of the Collateral, the ability of the Company or the Investors to dispose of the Collateral, and the rights and remedies of the Investors in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether government or otherwise.

(d) The Company shall not encumber the Collateral in any manner inconsistent with the rights of the Investors hereunder.

1.8 Payments and Records

Each payment to an Investor under this Agreement shall be made at the Company's principal place of business. Principal, interest, and all other sums owing to each Investor under this Agreement shall be evidenced by entries in records maintained by each Investor on the schedule attached to the Note and shall also be maintained by the Company in its records. Each payment on, and any other credits with respect to, principal, interest and all other sums outstanding under this Agreement shall be evidenced by entries in such records.

2. Representations and Warranties of the Company

Except as set forth under the corresponding section of the disclosure schedules delivered to the Investors concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company represents and warrants to the Investors as follows:

2.1 Organization and Standing

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

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2.2 Capitalization

The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s Equity Incentive Plan, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated herein. The issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.3 Authorization

All corporate action on the part of the Company and its directors necessary for the sale and issuance of the Notes and the performance of the Company's obligations under this Agreement and the Notes will be taken prior to the Closing. This Agreement and the Notes are valid, binding and enforceable obligations of the Company, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes, when issued in compliance with the provisions of this Agreement, will be validly issued, and will be free of any liens or encumbrances, assuming the Investors take the Notes with no notice thereof, other than any liens or encumbrances created by or imposed on the Holder; provided, however, that the Notes may be subject to restrictions on transfer under applicable state and/or federal securities laws. The shares issued upon exercise of the Warrant, when issued in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, assuming that the Investors take said shares with no notice thereof, other than any liens or encumbrances created or imposed on the holder; provided, however, that such shares will be subject to restrictions on transfer under state and/or federal securities laws.

2.4 Governmental Consent

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes, except qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration requirements, if available) of the offer and sale of the Notes under applicable federal and state securities regulations, which filings and qualifications or registrations, if required, will be accomplished in a timely manner.

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2.5 SEC Reports; Financial Statements

The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the Exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.6 Compliance with Other Instruments

The Company is not in violation of any provisions of its Certificate of Incorporation or Bylaws or in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to the Company, where such violation or default would have a material adverse effect on the financial condition or results of operations of the Company, and the consummation of the transactions contemplated hereby will not result in any such violation or default or require any consent under (which consent has not been obtained) or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such material provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien charge or encumbrance upon any assets of the Company.

2.7 Finder's Fees

No person is entitled, directly or indirectly, to compensation from the Company by reason of any contract or understanding or contact with the Company, as a finder or broker in connection with this sale and purchase of the Notes contemplated by this Agreement. The Company agrees to indemnify and hold the Investors harmless against and in respect of any claim of brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arise as a result of a contract or understanding made by the Company with any such broker or finder in connection with this sale and purchase of the Notes contemplated by this Agreement.

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2.8 Disclosure

This Agreement and the Exhibits hereto and the documents provided to the Investors in connection with the purchase of the Notes do not contain any untrue statement of a material fact.

3. Representations and Warranties of Investors

Each Investor hereby represents and warrants to the Company with respect to the purchase of such Investor's Note as follows:

3.1 Binding Obligation

Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to the Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

3.2 Investor Representation

Such Investor understands that the shares of stock to which the Investor shall be entitled upon the exercise of a Warrant (“Underlying Stock”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Underlying Stock as principal for its own account and not with a view to or for distributing or reselling such Underlying Stock or any part thereof, has no present intention of distributing any of such Underlying Stock and has no arrangement or understanding with any other persons regarding the distribution of such Underlying Stock (this representation and warranty not limiting such Investor’s right to sell the Underlying Stock pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Underlying Stock hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Underlying Stock.

3.3 Investor Status

At the time such Investor was offered the Notes, Warrants, and/or Underlying Stock, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.4 Experience of Such Investor

Each Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, Warrants, and/or Underlying Stock, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Underlying Stock and, at the present time, is able to afford a complete loss of such investment.

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3.5 General Solicitation

Such Investor is not purchasing the Notes, Warrants, or Underlying Stock as a result of any advertisement, article, notice or other communication regarding the Notes, Warrants, and/or Underlying Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6 Short Sales

Each Investor represents that prior to 8:30 a.m. EDT on the Trading Day immediately following the date of this Agreement, neither it nor any Person over which the Investor has direct or indirect control, have made any purchases or sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, of the Common Stock of the Company, and that it will not enter into any such transaction while it holds the Notes, Warrants, and/or Underlying Stock.

3.7 Reliance on Exemptions

Each Investor understands that the Notes, Warrants, and/or Underlying Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Notes, Warrants, and/or Underlying Stock.

3.8 Information

Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes, Warrants, and/or Underlying Stock which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Notes, Warrants, and/or Underlying Stock involves a high degree of risk and such Investor is able to bear the risk of losing its investment in the Notes, Warrants, and/or Underlying Stock. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes, Warrants, and/or Underlying Stock. Such Investor has (i) such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the transactions contemplated by this Agreement, and (ii) independently and without reliance upon the Company, and based on such information as such Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Investor acknowledges that the Company has not given such Investor any investment advice, credit information or opinion on whether the purchase of the Notes, Warrants, and/or Underlying Stock is prudent.

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3.9 No Governmental Review

Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes, Warrants, and/or Underlying Stock nor have such authorities passed upon or endorsed the merits of the offering of the Notes, Warrants, and/or Underlying Stock.

3.10 Finder's Fees

Each Investor represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation from such Investor by reason of any contract or understanding or contact with the Investor, as a finder or broker in connection with the sale and purchase of the Note contemplated by this Agreement. The Investor agrees to indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by such Investor with any such broker or finder in connection with the sale and purchase of the Note contemplated by this Agreement.

4. Warrants

4.1 Issuance of Warrants

Upon the Closing, the Company shall issue to each Investor a warrant for the purchase of common stock of the Company, in substantially the form attached hereto as Exhibit C (the "Warrant"), as follows:

(a) The Company shall issue to each Investor a Warrant to purchase that number of shares of common stock as is equal to the original principal amount of such Investor's Note.

(b) The Company shall issue the Warrants in accordance with this Section 4.1 within five (5) days after the Closing Date.

4.2 Exercise Price of Warrants

The per share exercise price of the Warrants shall be $1.00.

4.3 Termination of Warrants

Warrants issued pursuant to this Section 4 will terminate upon the fifth anniversary of the date of the issuance.

5. Restrictions on Transferability

5.1 Restrictions on Transferability

The Note and the Warrant shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Securities Act (as defined below). Each Investor will cause any proposed Investor, assignee, transferee, or pledgee of the Note and/or the Warrant held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 5.

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5.2 Certain Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Holder" shall mean a holder of a Note, Warrant, and/or Underlying Stock.

"Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 5.3 hereof.

"Requisite Holders" shall mean the holders of more than 50% of the outstanding principal amount of the Notes.

5.3 Restrictive Legend

Each certificate or note representing a Note, Warrant, and/or Underlying Stock issued in respect of the Warrant upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Each Investor and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Note, Warrant or Underlying Stock in order to implement the restrictions on transfer established in this Section 5.3.

5.4 Notice of Proposed Transfers

The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall given written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at such Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 5.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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6. Miscellaneous

6.1 Governing Law

This Agreement and the Note shall in all respects be governed by and construed and enforced in accordance with the laws of the State of New York, as such laws apply to contracts entered into and wholly to be performed within such state.

6.2 Corporate Securities Law

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT AND RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH REGISTRATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM REGISTRATION PURSUANT TO THE RELEVANT STATE SECURITIES LAWS. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON REGISTRATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.3 Survival

The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

6.4 Successors and Assigns

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Investors to purchase the Notes shall not be assignable without the consent of the Company and provided further that the Company may not assign its rights hereunder.

6.5 Entire Agreement and Amendment

This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Requisite Holders may, with the Company's prior written consent, waive, modify or amend any provisions hereof.

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6.6 Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecopy, addressed (a) if to an Investor, at the Investor's address set forth on Exhibit A hereto, or at such other address as the Investor shall have furnished to the Company in writing or (b) if to any other Holder of a Note, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of the Note, who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices located at 6060 Sepulveda Blvd., Van Nuys, CA 91411, and addressed to the attention of the Chief Financial Officer, or to such other address as the Company shall have furnished to the Investors. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, by messenger or by telecopy, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

6.7 Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of a Note, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

6.8 Expenses

The Company and each Investor shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

6.9 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party or parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.10 Severability

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

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6.11 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

6.12 Confidentiality

The parties hereto agree that the existence of this Agreement and of any Notes and Warrants issued hereunder, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Investor and the Company.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

TECHNOCONCEPTS, INC.	Address for Notice: 6060 Sepulveda Blvd, Suite 202 Van Nuys, CA 91411

By:__________________________________________ Name: Antonio E. Turgeon Title: Chief Executive Officer

With a copy to (which shall not constitute notice): David Kagel, Esq. 1801 Century Park E 25th Fl Los Angeles, CA 90067

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

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[PURCHASER SIGNATURE PAGES TO TECHNOCONCEPTS NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: _______________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________________
Name of Authorized Signatory: ___________________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________________
Email Address of Authorized Entity:________________________________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $_______________________________

Warrant Shares:  ____________________________________

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

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EXHIBIT A

Schedule of Investors

Name	Principal Amount	Interest	Maturity	Warrants	Exercise Price
		$8%			$1.00

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EXHIBIT B

Form of Note

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Subordinated Secured Promissory Note

$_____________________	[ D A T E ]

Los Angeles, California

For value received, TECHNOCONCEPTS INC., a Colorado corporation (the "Company"), promises to pay to the undersigned (the "Holder"), the principal sum of the amount written above, together with interest from the date of this Note on the unpaid principal balance as provided in Section 2 below. This Note is subject to the following terms and conditions.

1. Maturity

Subject to Section 3, the principal and all accrued interest under this Note shall be due and payable upon demand by the Holder at any time after date that is the earlier of: (i) one (1) year after the date of the settlement of the individual Note transaction (the “Maturity Date”) or (ii) sale of the Company or sale of substantially all of the Company’s assets. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with all accrued interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default (as hereinafter defined).

2. Interest

(a) Interest Rate

The outstanding principal will bear interest at the rate of eight (8%) percent per annum.

(b) Interest Payments

Interest on the outstanding principal shall be payable at the rate set forth above and shall be payable at such time as the outstanding principal amount hereof is otherwise due and payable. Interest shall be computed on the basis of a three hundred sixty (360)-day year and actual days elapsed.

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(c) Reduction of Interest

If at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum of rate of interest permitted to be charged by the Holder to the Company, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

3. Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. At any time following the determination of the terms of the next Equity Financing, the Company shall have the right to prepay this Note, in whole or in part, prior to the Maturity Date without penalty.

4. Events of Default

The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a) Failure to Pay

The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required pursuant to the terms hereof on the date due and such payment shall not have been made within twenty (20) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b) Breaches of Covenants

The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained herein (other than those covenants specified in Section 5(a) of this Note) and (i) such failure shall continue for twenty (20) days, or (ii) if such failure is not curable within such twenty (20) day period, but is reasonably capable of cure within 180 days, either (A) such failure shall continue for 180 days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 45 day period; or

(c) Voluntary Bankruptcy or Insolvency Proceedings

The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

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(d) Involuntary Bankruptcy or Insolvency Proceedings

Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 180 days of commencement.

5. Security Interest.

Performance by the Company of its obligations hereunder is secured by a security interest in certain Collateral of the Company pursuant to the terms set forth in Section 1.7 of the Note Purchase Agreement.

6. Rights of Holder upon Default

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law. The Company agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all reasonable costs, including attorneys' fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, defense, preservation, or enforcement of this Note or any endorsement of this Note or in any litigation arising out of the transactions of which this Note or any endorsement of this Note is a part.

7. Transfer, Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates of the Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and provided further that none of the Holder's rights hereunder are impaired.

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8. Governing Law

This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

9. Notices

Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or five (5) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

10. Amendments and Waivers

Any term of this Note may be amended or waived only with the written consent of the Company and holders of in excess of 50% of the principal amount of notes issued on about the date of the Note, provided that all such notes are amended, waived or modified in a like manner. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, the Holder and each transferee of the Note.

11. Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

12. Subordination

The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness.

"Senior Indebtedness" shall mean the principal of (and premium, if any) and unpaid interest on, (i) the Company’s 7% Secured Convertible Debentures issued on or about November 18, 2004, (ii) any indebtedness, currently outstanding, of the Company or with respect to which the Company is a guarantor, (iii) any indebtedness, hereafter created, to banks or insurance companies regularly engaged in the business of lending money, which is for money borrowed by the Company or a subsidiary of the Company, whether or not secured, which does not exceed $5,000,000 and (iv) any deferrals, renewals or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, winding-up, liquidation, or any other marshalling of the assets and liabilities of the Company, or in the event this Note shall be declared due and payable upon the occurrence of an Event of Default, (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. Any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

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The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance or lease of its property as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section.

No payment on account of principal of or interest on this Note shall be made and this Note shall not be redeemed or purchased, either directly or indirectly, by the Company or any subsidiary if (i) at the time of such payment or immediately after giving effect thereto there shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued (including in each case Senior Indebtedness incurred directly or indirectly in connection with any renewal, extension or refunding of Senior Indebtedness with respect to money borrowed) any condition, event or act which constitutes a default (which default shall not have been cured or waived) or which, with notice or lapse of time, or both, would constitute a default, or (ii) full payment of all amounts then due and payable to the holders of Senior Indebtedness other than any lease which is not required to be capitalized on the balance sheet of the Company under generally accepted accounting principles shall not then have been made or duly provided for. In the event that any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of this Note before all Senior Indebtedness is paid in full, contrary to the provisions of this Section, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

In any case, cash, securities or other property otherwise payable or deliverable to the Holder of this Note shall have been applied to the payment of Senior Indebtedness, then and in each such case, upon the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive all further payments and distributions made on Senior Indebtedness until all principal of and interest on this Note shall have been paid in full; and no such payments or distributions to the holder of this Note by reason of such subrogation of cash, securities or other property which otherwise would be payable or distributable to the holders of Senior Indebtedness shall, as between the Company and its creditors (other than the holders of Senior Indebtedness), on the one hand, and the holder of this Note, on the other, be deemed to be a payment by the Company on account of this Note.

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Nothing contained in this Section shall impair, as between the Company and the Holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the holder of this Note from exercising all rights, power and remedies otherwise provided herein or therein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness under this Section to receive cash, securities or other properties otherwise payable or deliverable to the holder of this Note.

The terms "paid in full" and "payment in full" as used in this Section with respect to Senior Indebtedness mean the receipt, in cash or securities (taken at their market value at the time of the receipt thereof), of the principal amount of the Senior Indebtedness (and any premium due thereon) and full interest thereon to the date of such payment of principal and all other amounts due to holders of Senior Indebtedness pursuant to the sections of the instruments providing therefor.

13. Treatment of Note

To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

TechnoConcepts Inc.

By: _________________________________
Antonio E. Turgeon, Chairman & CEO

AGREED TO AND ACCEPTED:

HOLDER:

By: _________________________________
Name:
Title:

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EXHIBIT C

Form of Warrant

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL (i) THEY ARE SO REGISTERED OR, (ii) RULE 144, RULE 144A OR ANY SUCCESSOR RULE UNDER THE ACT PERMITS SUCH SALE OR TRANSFER, OR (iii) UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH EXERCISE, SALE OR TRANSFER UNDER ANY OTHER EXEMPTION UNDER THE ACT, PROVIDED THAT THE HOLDER OF THIS WARRANT OR SHARES OF COMMON STOCK ISSUABLE HEREUNDER DELIVERS TO THE COMPANY AN OPINION OF HOLDER'S COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK OF

TECHNOCONCEPTS, INC.

THIS CERTIFIES that, for value received, ________________________ (herein called "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the five year anniversary of the effective date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from TechnoConcepts, Inc. (herein called the "Company") a corporation organized and existing under the laws of the State of Colorado, at the price of $1.00 per share (the "Warrant Exercise Price"), ________________ fully paid and nonassessable shares of the Company’s Common Stock, no par value per share, subject to adjustment as set forth in Section 3 below.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares.

(a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share) at the principal office of the Company (or such office or agency of the Company as it may from time to time reasonably designate) at any time prior to the Termination Date, and

(i) by payment to the Company by certified check or bank draft of the Warrant Exercise Price for such shares, or

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(ii) by “cashless exercise”; only if at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date of such election;

(B) =	the Exercise Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Debentures then outstanding.

or

(iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

The notice accompanying the Warrant shall also set forth the number of shares remaining subject to the Warrant. The Company shall not be obligated to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay to the Holder an amount in cash equal to the Current Market Price per share multiplied by such fraction (rounded to the nearest cent). The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which a properly executed notice of exercise of this Warrant shall have been surrendered by facsimile, physical delivery, or other reasonable medium of delivery and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding Section and this Section 1, certificates for the shares of stock so purchased shall be delivered to the Holder within two business days after the rights represented by this Warrant shall have been so exercised along with receipt by the Company of the physical Warrant or a duly executed Affidavit of Lost Warrant, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised or surrendered shall also be delivered to the Holder hereof within two business days.

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(b) For the purpose of any computation under this Section the "Current Market Price" at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock for ten consecutive trading days ending the trading day immediately prior to the Computation Date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such date, the average of the last reported asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid prices reported by NASDAQ or its successor, if any, or such other generally accepted source of publicly reported bid and asked quotations as the Company may reasonably designate. If the price of the Common Stock is not so reported or the Common Stock is not publicly traded, the Current Market Price per share as of any Computation Date shall be determined by the Board of Directors in good faith, on such basis as it considers appropriate, and such determination shall be described in a duly adopted board resolution certified by the Company's secretary or assistant secretary.

(c) Exercise Limitations; Holder’s Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2(d) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 2(d) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

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2. Shares to be Fully Paid; Reservation of Shares.

The Company covenants and agrees:

(a) That all Common Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable and free from all pre-emptive rights, and taxes, liens and charges with respect to the issuance thereof;

(b) Without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Exercise Price per share of the Common Stock issuable pursuant to this Warrant;

(c) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

(d) That the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or market upon which any capital stock of the Company may be listed or traded;

(e) That the Company will not take any action if the total number of shares of Common Stock issuable after such action and upon exercise of all warrants and other rights to purchase or acquire Common Stock, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (a) through (e) of this Section 2 as though such clauses applied to such other shares or securities then issuable upon the exercise hereof;

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(f)  The Company has all requisite corporate power and authority to execute and deliver this Warrant; the execution and delivery of this Warrant have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Warrant; this Warrant has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(g) No order, permit, consent, approval, license, authorization or validation of, and no registration or filing of notice with, any governmental entity is necessary to authorize or permit, or is required in connection with, the execution, delivery or performance of this Warrant or the consummation by the Company of the transactions contemplated hereby; and

(h) Neither the execution, delivery nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with or result in any breach of any provision of the Company's charter documents, (ii) result in a violation or breach or termination of, or constitute a default under or conflict with any provision of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is subject, or (iii) violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation to which the Company is subject.

3. Adjustment of Shares Issuable or Warrant Exercise Price.

The above provisions are subject to the following:

(a)  If the Company shall pay a dividend or make a distribution in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities or any assets of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities or assets which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event, and the Warrant Exercise Price per share shall be correspondingly adjusted and the aggregate price upon exercise for all Warrants issuable hereunder after giving effect to such adjustment shall not exceed the aggregate amount payable upon exercise of such Warrant prior to such adjustment. An adjustment made pursuant to this Section 3 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of shares of Common Stock as if such Holder had purchased the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such subscription rights offering. If the Company is consolidated or merged with or into another corporation or entity or if all or substantially all of its assets are conveyed to another corporation or entity this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a Holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant in full immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

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The Company shall not effect any such consolidation, merger or conveyance, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such transaction and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

(b)  If at any time the Company shall issue any shares of Common Stock, or securities convertible into Common Stock, for a consideration per share consisting solely of cash (which consideration, in the case of securities convertible into Common Stock, shall be the price per share of the Common Stock as a function of the price per unit of the other securities) less than the lower of the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance shall immediately (except as provided in this Section 3) be adjusted to a price equal to said consideration per share.

(c) Notwithstanding the foregoing, no adjustment to the Warrant Price will be made:

(i)  Upon the grant or exercise of options to purchase Common Stock, or the issuance of Common Stock, to officers, employees and directors of, or consultants to, the Company pursuant to arrangements, contracts or plans approved by the Board of Directors for compensatory purposes; or

(ii) Upon the exercise of warrants to purchase Common Stock outstanding on the date hereof, upon the issuance or exercise of this Warrant, or upon the exercise of any Convertible Debenture dated as of November 18, 2004, or upon the issuance or exercise of any securities contained therein; or

(iii) Upon the conversion of Preferred Stock;

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(vii) Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to this Section 3, or as to the amount of any such adjustment, if required, shall be binding upon the Holder and the Company if made in good faith by the Board of Directors of the Company.

4. Notice of Adjustment.

Upon any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company and pursuant to Section 16, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5. Other Notices.

In case at any time prior to the Termination Date:

(a) The Company shall declare any cash dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the Holders of its Common Stock;

(b) The Company shall offer for subscription to the Holders of any of its Common Stock any additional shares of Common Stock of any class or other rights;

(c) There shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with or sale of all or substantially of its assets to another corporation or entity; or

(d)  There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then in any one or more of said cases the Company shall give by first class mail postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, pursuant to Section 16, (i) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding and (ii) in the case of such reorganization or reclassification, consolidation, merger or sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled thereto and a notice required by clause (ii) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger or sale, dissolution, liquidation or winding up as the case may be.

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6. Issue Tax.

The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other that of the Holder of the Warrant exercised.

7. Closing of Books.

The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any matter which interferes with a timely exercise of this Warrant. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

8. No Voting Rights.

This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. Transfers.

Prior to any transfer or attempted transfer of any securities (except a transfer by a Holder to an affiliate, subsidiary, employee or shareholder of the Holder), the Holder shall give written notice to the Company of such Holder's intention to effect such transfer. Holder will not transfer or dispose of this Warrant and will not sell or transfer any securities except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144, Rule 144A or any successor rule under the Act permitting such sale or transfer or (iii) any other exemption under the Act provided that the Holder delivers an opinion of Holder's counsel reasonably satisfactory to counsel to the Company that an exemption from registration under the Act is available. Each certificate evidencing the securities issued upon such transfer shall bear the restrictive legend set forth on the first page of this Warrant modified to delete references to the Warrant, if appropriate, unless in the reasonable opinion of Holder's counsel such legend is not required in order to insure compliance with the Act.

10. Rights to Register

(a) At any time after the date of this Warrant, the holders at least fifty-one (51%) percent of the shares of Common Stock issuable upon exercise of the Warrants associated with the Company’s Series A Secured Subordinated Promissory Notes (the "Registrable Securities") request that the Company file a Registration Statement for the Registrable Securities, the Company will use its best efforts to cause such shares to be registered; provided, however, that the Company shall not be obligated to effect any such registration prior to 120 days from the date of Closing. The Company shall not be obligated to effect more than one (1) registration under this demand right provision.

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(b) If at any time 120 days after the date of this Warrant the Company proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar forms (except registrations on such Forms solely for registration of shares in connection with an employee benefit plan or a merger or consolidation) in an underwritten public offering that will effect a broad distribution of the shares to be so registered, whether or not for sale for its own account, it will each such time give prompt written notice to the Holder of its intention to do so and of such Holder's rights under this Section 10. Upon the written request of Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Warrants and/or shares of Common Stock issued as a result of the exercise of this Warrant or issuable upon exercise of this Warrant (the "Registrable Securities") intended to be disposed of by the Holder), the Company will use its reasonable efforts to effect the registration under the Securities Act in such underwritten public offering of all Registrable Securities which the Company has been so requested to register by Holder.

(c) If the managing underwriter for any underwritten offering in a registration pursuant to paragraph 10(b) shall inform the Company and the Holder requesting such registration by letter of its belief that the number of securities requested to be included in such registration would materially adversely affect its ability to effect such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities and other securities of the Company requested to be included in such registration, pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, if such other securities are being offered for the account of persons exercising their“demand” registration rights, any reduction of such other securities shall be made after all Registrable Securities have been excluded from such registration.

11. Obligations of the Company

Whenever required under Section 10 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

(a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to six months.

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(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the such registration statement.

(c) Furnish to the Holder such reasonable number of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and any amendments or supplements prepared pursuant to Section 10 and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

(e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

(f) Notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 10 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

(g) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10 that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

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All expenses (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the Holder) relating to Registrable Securities incurred in connection with the registrations, filings or qualifications pursuant to Section 10 including (without limitation) all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

12. Indemnification.

The Company will indemnify and hold harmless each Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the securities were registered under the Act, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder, underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Holder, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, expense or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter in writing specifically for use in the preparation thereof.

Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said preliminary prospectus or prospectus, or amendment or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It shall be a condition of the Company under Section 11 above that the Holder confirm to the Company in writing, prior to the effective date of any Registration Statement in which are included securities of such Holder, the agreement of such Holder as set forth in the previous sentence.

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Promptly after receipt by an indemnified party pursuant hereto of notice of any claim or the commencement of any action to which indemnity would apply, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant hereto, notify the indemnifying party of such claim or action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such indemnified party, or (c) in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying part in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party.)

13. Rights and Obligations Survive Exercise Of Warrant.

The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of the shares of Common Stock issuable upon exercise of this Warrant contained herein shall survive the exercise of this Warrant.

14. Descriptive Headings and Governing Law.

The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with such law and the rights of the Holder shall be governed by the law of such state.

15. Rule 144.

The Company covenants that if it has registered any class of securities under the Securities Exchange Act of 1934 (the “34 Act”) it will file, on a timely basis, the reports required to be filed by it under the Act and the 34 Act, and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell securities without registration under the Act within the limitation of the conditions provided by (a) Rule 144 and Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder the Company will deliver to such Holder a written statement verifying that it has complied with such information and requirements.

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The Company represents and warrants to the Holder that except as otherwise required by law the shares of Common Stock issuable upon exercise of the Warrant may be publicly sold by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ( the “Rule”) one year after the date of issuance of the Warrant, subject to compliance with (i) paragraphs (c), (e) and (h) of the Rule, and (ii) paragraphs (f) or (g) of the Rule.

16. Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Company, to the principal offices of the Company, to the attention of its General Counsel, 6060 Sepulveda Blvd., Suite #202, Van Nuys, CA 91411, or (b) if to the Holder, to such address as the Holder shall have furnished to the Company, or such other address as the Holder shall have furnished to the Company. All such notices of communications shall be deemed given when actually delivered by hand or messenger or, if mailed, three days after deposit in the U.S. Mail.

17. Successors and Assigns.

All covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective successors and assigns.

18.  No Inconsistent Agreements.

The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities which is inconsistent with the terms of this Warrant, including any agreement which impairs or limits the rights granted to the Holder in this Warrant, or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

19. Nonwaiver and Expenses.

No course of dealing or any delay or failure to exercise any right hereunder on the part of either party shall operate as a waiver of such right or otherwise prejudice the other party’s rights, powers or remedies, notwithstanding the fact that all of Holder’s rights hereunder terminate on the Termination Date.

20. Severability.

In the event than any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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21. Entire Agreement.

This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof.

22. Amendment.

Any provision of this Warrant may be amended, waived or modified by a writing signed by the Company and the Holder.

23. Confidentiality.

The parties hereto agree that the existence of this Warrant, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Holder and the Company.

DATED effective as of: _________________

TECHNOCONCEPTS, INC.

By:
ANTONIO E. TURGEON
Chairman & CEO

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EXHIBIT D

LIENS, ENCUMBRANCES OR SECURITY INTERESTS

-NONE-

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